EXHIBIT 99.1
FOR IMMEDIATE RELEASE      Contact:       John P. Margaritis
                                          Chief Executive Officer
                                          Research Partners International, Inc.
                                          (212) 208-6500



Stockholders of Research Partners International, Inc. Approve Name Change to Firebrand Financial Group, Inc., Re-elect Two Directors And Elect New Director

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New York, New York, July 26, 2000 -- Stockholders of Research Partners
International, Inc. today approved a change in the Company's name to Firebrand Financial Group, Inc., they also re-elected James I. Krantz and Arnold B. Pollard to its board of directors and elected Richard Edlin for the first time to its board of directors.

The change in the Company's name was effected to better reflect the focus of its business resulting from the disposition of its research subsidiary, Southeast Research Partners, Inc., and its composition as a group of financial service companies. The new name also reflects the Company's mission as a holding company of financial services entities.

Firebrand Financial Group, Inc., through its five primary operating subsidiaries, GKN Securities Corp., EarlyBirdCapital, Inc., Shochet Securities, Inc., EBCapital (Europe) AG and Dalewood Associates, Inc., provides investment banking, online investing, merchant banking and asset management, and securities brokerage and trading services, with an emphasis on small and mid-capitalization companies and early- stage growth companies. Headquartered in New York City, the Company maintains operations in New York, Florida and Zurich, Switzerland.

Effective July 27, its common stock will trade on the Nasdaq National Market under the symbol FFGI and its new cusip number is 318149 10 1.

This press release contains forward-looking statements by the Company that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the SEC, including its annual report on Form-10K for the fiscal year ended January 31, 2000.